                                                       Exhibit 21

                     VIEWLOGIC SYSTEMS, INC.
                          Subsidiaries

                                                   State or other
                                                   Jurisdiction of
                                                   Incorporation or
     Name                                          Organization
     ----                                          ------------

Viewlogic Asia Corporation                        Massachusetts
Viewlogic Securities Corporation                  Massachusetts
Viewlogic Systems (Europe) B.V.                   Netherlands
Viewlogic Europe B.V.                             Netherlands
     *Viewlogic Systems SRL                       Italy
     *Viewlogic Systems GmbH                      Germany
     *Viewlogic Systems SA                        France
     *Viewlogic Systems Limited                   United Kingdom
     *The CAE Company B.V.                        Netherlands
     *Electronic Design Automation Services       Netherlands
        Europe B.V.
Quad Design Technology, Inc.                      California
Chronologic Simulation, Inc.                      California
Sunrise Test Systems, Inc.                        California
Eagle Design Automation, Inc.                     Oregon
Silerity, Inc.                                    California
Vielwogic Foreign Sales Corporation               U.S. Virgin Islands
Viewlogic Systems Japan, K.K.                     Japan
Viewlogic Systems India Private Ltd.              India


*   Wholly owned subsidiaries of Viewlogic Europe B.V.

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